                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Capstead Mortgage Corporation of our report dated January 28, 2004, included in the 2003 Annual Report to Stockholders of Capstead Mortgage Corporation. We also consent to the incorporation by reference in the following registration statements and the related prospectuses, of our report dated January 28, 2004, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2003:

         o        Form S-8 (No. 33-40017);

         o        Form S-3 (No. 33-62212);

         o        Form S-8 (No. 33-53555);

         o        Form S-3 (No. 333-03187);

         o        Form S-8 (No. 333-12719);

         o        Form S-3 (No. 333-26419) and Amendment No.1 thereto;

         o        Form S-8 (No. 333-27215);

         o        Form S-3 (No. 333-43169) and Amendment No.1 thereto;

         o        Form S-3 (No. 333-63358);

         o        Form S-3 (No. 333-68424) and Amendment No.1 thereto; and

         o        Form S-3 (No. 333-112900).



                                                           /s/ ERNST & YOUNG LLP



Dallas, Texas
March 3, 2004